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                                                                   EXHIBIT 10.10

                                 AMENDMENT NO. 2
                                     TO THE
                             SUBSCRIPTION AGREEMENT
                                      AMONG
                         SPECIAL DEVICES, INCORPORATED,
                             PARIBAS PRINCIPAL INC.,
                      J.F. LEHMAN EQUITY INVESTORS I, L.P.
                                       AND
                         JFL CO-INVEST PARTNERS I, L.P.

                  THIS AMENDMENT NO. 2 to the Subscription Agreement (the "Subscription Agreement", dated as of September 7, 1998 and amended as of December 3, 1998, among Special Devices, Incorporated, a Delaware corporation (the "Company"), Paribas Principal Inc., a New York corporation (the "Purchaser"), J.F. Lehman Equity Investors I, L.P. (the "Fund") and JFL Co-Invest Partners I, L.P. ("Co-Invest") is made by and between the Company, the Purchaser, the Fund and Co-Invest as of this 15th day of December, 1998 (this "Amendment").

                  The Company, the Purchaser, the Fund and Co-Invest wish to amend the Subscription Agreement to set forth certain rights and obligations with respect to the shares of Common Stock purchased pursuant to the Subscription Agreement.

                  Accordingly, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendments. Notwithstanding anything to the contrary contained in the Subscription Agreement, as of the date hereof, the Subscription Agreement is modified and amended as set forth below. All terms used in this Amendment shall have the same definitions as set forth in the Subscription Agreement unless otherwise indicated herein.

                  (A) Section 7 of the Subscription Agreement is hereby replaced in its entirety by the following:

                  "7. Limitations on Transfer.

                      (a) General Restrictions on Transfer. The Purchaser agrees that it shall not, either directly or indirectly, offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or Lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (any of the foregoing actions, to "Transfer" and, any offer, sale, transfer, assignment, mortgage, hypothecation, pledge, security interest or Lien, encumbrance, donation, contribution, placing in trust or other disposition, a "Transfer") any Shares, or any interest therein, except pursuant to a Permitted Transfer described in Section 7(c), unless such Transfer is made in accordance with the applicable provisions of Sections 8, 9, 14 or 17.
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                                                                               2


                           (b) Void Transfers. Any attempt to Transfer any
Shares, or any interest therein, which is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not give any effect in the Company's stock records to such attempted Transfer.

                           (c) Permitted Transfers. None of the restrictions
contained in this Agreement with respect to the Transfer of Shares (other than those set forth in this Section 7(c) and in Section 7(d)) shall apply:

                                    (i) to any transfer by the Purchaser to any
         of its directors, officers, employees or Affiliates (as defined in the Partnership Agreement);

                                    (ii) to any transfer by the Purchaser in a
         Tag-Along Offer made in accordance with the applicable provisions of
         Section 8;

                                    (iii) to any transfer by the Purchaser
         pursuant to Section 9;

                                    (iv) to any transfer by the Purchaser
         pursuant to Section 14;

                                    (v) to any transfer by the Purchaser
         pursuant to the applicable provisions of Section 17; and

                                    (vi) to any transfer by the Purchaser of
         Shares for cash in a bona fide public offering (a "Registered Offering") pursuant to an effective registration statement under the Securities Act

Transfers made pursuant to this Section 7(c) are referred to herein as "Permitted Transfers" and transferees taking under a Permitted Transfer are referred to herein as "Permitted Transferees." Transferees taking under a Permitted Transfer described in Section 7(c)(i) are referred to herein as "Related Transferees."

         (d) Registration of Transfer by Company. No transfer of Shares by the Purchaser (other than transfers of Shares pursuant to a Registered Offering permitted under Section 7(c)(vi)) shall be effective (and the Company shall not transfer on its books any such Shares) unless

                  (i) the certificates representing such Shares issued to the Permitted Transferee shall bear any legends required by Section 18;

                  (ii) the Permitted Transferee (if not already a party hereto) agrees in writing to be bound by the terms and conditions of this Agreement;
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                                                                               3


                  (iii) such transfer is exempt from registration under the Securities Act and the Company, should it so request, has received a written legal opinion of counsel to the Purchaser satisfactory to its counsel that the proposed transfer is exempt from such registration; and

                  (iv) such transfer complies with the other provisions of this Agreement.

                  (e) Legend. In the event that any Shares become free of the rights and restrictions imposed by this Agreement, the Purchaser shall be entitled to receive, promptly upon presentment to the Company of the certificate or certificates evidencing the same, a new certificate or certificates not bearing the restrictive legend provided for in the second paragraph of Section
18. In the event that any Shares are (i) transferred in connection with a Registered Offering, or (ii) transferred pursuant to an exemption from registration under the Securities Act and the Company has received a written legal opinion of counsel to the Purchaser satisfactory to its counsel (A) as to the availability of and the compliance with such exemption and (B) that such shares need not bear the restrictive legend set forth in the first paragraph of
Section 18 hereof, the Company shall issue a new certificate or certificates representing such securities not bearing such legend."

         (B) Section 9(a) of the Subscription Agreement is hereby replaced in its entirety by the following:

                  "(a) In the event that one or more Selling Stockholders holding at least 40% of the outstanding shares of Common Stock receives a bona fide offer from a Third Party Purchaser (excluding offers from affiliates of any of the holders of Common Stock (each a "Stockholder")) to purchase (including a purchase by merger) at least a majority of the outstanding shares of Common Stock, the Selling Stockholders may send written notice (a "Buyout Notice") to the Purchaser notifying the Purchaser that it will be required to sell the same percentage of its shares of Common Stock in such sale as the Selling Stockholders propose to sell (which percentage shall be specified in such Buyout Notice) (the "Designated Percentage")."

         (C) Section 11 of the Subscription Agreement is hereby amended by appending the following sentence to the end of Section 11:

                  "Notwithstanding anything to the contrary in the Registration Rights Agreement, neither the Company, the Fund nor Co-Invest shall agree to any amendment, modification or supplement of the Registration Rights Agreement or any waiver or consent to or departure from the provisions thereof which materially and adversely affects any right of the Purchaser, without the prior written consent of the Purchaser."
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                                                                               4


                  (D) Section 12 of the Subscription Agreement is hereby replaced in its entirety by the following:

                  "12. Governance. (a) The Purchaser shall be entitled to designate one of the members of the Company's Board of Directors (the "Purchaser Director"); provided that if the Purchaser directly owns less than 25% of the Shares, as adjusted for any stock-splits, stock dividends or other similar changes in the capital structure of the Company, the Purchaser Director shall resign from the Company's Board of Directors and the Purchaser shall no longer have the right to designate a director. Each year, the Purchaser Director shall have the right to bring to one meeting of the Company's Board of Directors one observer designated by the Purchaser. The Company shall pay all reasonable costs incurred by the Purchaser Director in attending meetings of the Company's Board of Directors upon presentation to the Company of expense statements or vouchers or such other supporting information as the Company shall require from its directors.

                           (b) Composition and Election of Board of Directors.

                               (i) The Board of Directors of the Company shall initially consist of 12 members (collectively, the "Directors" and each, individually, a "Director"), who shall be John M. Cuthbert, Oliver C. Boileau, Jr., Stephen Eisenstein, Donald Glickman, John F. Lehman, Keith Oster, William Paul, Thomas G. Pownall, George Sawyer, Joseph Stroud, Thomas F. Treinen and Jack B. Watson. The Fund shall be entitled to designate all of the Directors of the Company other than the Person designated by the Purchaser pursuant to Section 12(a).

                               (ii) The Purchaser agrees to vote all shares of Common Stock now or hereafter owned by it (or over which it exercises voting power pursuant to a valid proxy or otherwise), to cause each of its Affiliates to vote all shares of Common Stock now or hereafter owned by it (or over which it exercises voting power pursuant to a valid proxy or otherwise) and otherwise to use its reasonable best efforts, to:

                                    (A) elect as Directors the persons
                           designated by the Fund in accordance with Section 12(b)(i);

                                    (B) remove, with or without cause, (x) any
                           Director designated by the Fund in accordance with
                           Section 12(b)(i), if requested by the Fund and (y) any Purchaser Director once the Purchaser ceases to own at least twenty-five percent (25%) of the Shares; and

                                    (C) cause any vacancy on the Board of
                           Directors of the Company created by the death, resignation, incapacity
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                                                                               5


                  any Director designated by the Fund in accordance with Section 12(b)(i), to be filled by a replacement Director designated by the Fund."

                  (E) Section 16(k) of the Subscription Agreement is hereby replaced in its entirety by the following:

                           "(k)     Termination

                           (i) Termination as to Shares. This Agreement shall terminate with respect to any particular Shares when such Shares shall have been sold in a Registered Offering or distributed to the public pursuant to Rule 144 under the Securities Act.

                           (ii) Termination of Agreement. This Agreement shall terminate and there shall be no liability or obligation on the part of any party or its affiliates, directors, officers or stockholders with respect to this Agreement upon the earliest to occur of (1) the Purchaser and its Affiliates having ceased to beneficially own any Shares, (2) the sale of shares of Common Stock at an aggregate offering price of at least $40,000,000 in a Registered Offering, (3) the tenth anniversary of this Agreement and (4) February 19, 1999 if the Merger has not been consummated on or before February 19, 1999; provided, however, that the provisions of this Agreement shall continue in effect for the purpose of enforcing against any party hereto all obligations and undertakings that shall have theretofore become operative; provided, further, however, that, in connection with a termination pursuant to clause (1) above, the provisions of this Agreement shall be binding upon any transferee of the Purchaser or its Affiliates, whether such transfer was pursuant to a Permitted Transfer (other than a Registered Offering) or otherwise. Notwithstanding the foregoing, the benefits of this Agreement shall inure only to a Permitted Transferee of the Purchaser.

                  (F) The following shall be added to the Subscription Agreement in its entirety as Section 17:

                  "17.     Right of First Offer.

                           (a) First Offer Notice. If the Purchaser, the Fund or
Co-Invest desire to transfer any shares of Common Stock other than pursuant to a Permitted Transfer (each party desiring to make such a transfer an "Offeror Stockholder"), the Offeror Stockholder shall, prior to soliciting a bona fide written offer from an independent third-party (the "Third-Party Offer"), deliver a written notice (the "First Offer Notice") offering to sell the shares of
Common Stock proposed to be sold ("Offered Securities") to the Purchaser, the other stockholders of the Company who enter into the Stockholders Agreement (as described in Section 17(e)) (the "Other Stockholders") and all other persons that acquire any shares of Common Stock that agree to be bound by the terms of this Agreement or such Stockholders Agreement in accordance with the terms or removal of
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                                                                               6


and provisions hereof or thereof (together with the Purchaser and the Other Stockholders, the "Offeree Stockholders") or to the Company. The First Offer Notice shall state (i) that the Offeror Stockholder desires to sell the Offered Securities and (ii) the purchase price per share and other material terms on which and the material conditions subject to which the Offered Securities are offered; provided, however that this Section 17 shall not apply to any shares of Common Stock with respect to which a first offer notice has been delivered to the Offeree Stockholders on substantially similar terms to this Agreement; and provided, further, that this Section 17 shall terminate and there shall be no liability or obligation on the part of any party or its affiliates, directors, officers or stockholders with respect to this Section 17 upon the termination of the Stockholders Agreement.

                           (b) Exercise of Right of First Offer.

                               (i) Upon receipt of the First Offer Notice, each Offeree Stockholder shall have the option (the "Stockholders' Right of First Offer"), which shall be exercisable by written notice (the "Notice of Election") delivered to the Offeror Stockholder within ten
         (10) days after the date of the First Offer Notice (the "Stockholders' First Offer Option Period"), to purchase from the Offeror Stockholder, at the price and upon the terms specified in the First Offer Notice, a number of Securities up to the sum of (A) the number of shares of Common Stock included in the Offered Securities multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by such Offeree Stockholder and the denominator of which is the number of shares of Common Stock held by all Offeree Stockholders and (B) the number of shares of Common Stock that, under the formula in clause (A), all Offeree Stockholders could have elected to purchase but did not so elect, multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by such Offeree Stockholder and the denominator of which is the total number of shares of Common Stock owned by the Offeree Stockholders (including such Offeree Stockholder) that exercised the option provided herein. Each Offeree Stockholder who desires to exercise its option to purchase Offered Securities shall state in its Notice of Election the number of shares of Common Stock that such Offeree Stockholder proposes to purchase determined in accordance with clause (b)(i)(A) plus an amount of additional shares of Common Stock, if any, that such Offeree Stockholder would be willing to purchase from the Offeror Stockholder in the event that one or more Offeree Stockholders (other than such Offeree Stockholder) elect not to exercise their Stockholders' Right of First Offer, in whole or in part. If any Offeree Stockholder shall fail to deliver the Notice of Election within the Stockholders' First Offer Option Period, such failure shall be deemed an election not to purchase any Offered Securities subject to the Stockholders' Right of First Offer and such Stockholders' Right of First Offer shall thereupon expire with respect to the Offered Securities only.

                               (ii) If the number of shares of Common Stock with respect to which the Stockholders' Right of First Offer has been exercised is less
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                                                                               7


         than the number of Offered Securities, the Company shall have the option (the "Company's Right of First Offer"), which shall be exercisable by written notice delivered to the Offeror Stockholder within five (5) days after the expiration of the Stockholders' First Offer Option Period (the "Company's First Offer Option Period"), to purchase any or all of the Offered Securities not purchased by the Offeree Stockholders at the price and upon the terms specified in the First Offer Notice. If the Company shall fail to deliver a notice (the "Company Notice") of its election to exercise the Company's Right of First Offer within the Company First Offer Option Period, such failure shall be deemed an election not to purchase any Offered Securities subject to the Company's Right of First Offer and the Company's Right of First Offer shall thereupon expire with respect to the Offered Securities only.

                               (iii) The Stockholders' Right of First Offer and the Company's Right of First Offer shall be exercisable only if the Offeree Stockholders and/or the Company, in the aggregate, elect to purchase all, and not less than all, of the Offered Securities. Each Notice of Election and Company Notice shall recite that such Notice of Election or Company Notice, as the case may be, constitutes a binding obligation of the Offeree Stockholder or the Company, as the case may be, submitting same to purchase, upon the same terms and subject to the same conditions as the Third-Party Offer, up to the number of shares of Common Stock set forth in the Notice of Election or the Company Notice, as the case may be.

                               (iv) The closing of the purchase of the Offered Securities subscribed to by the Offeree Stockholders and the Company pursuant to this Article 4 shall be held at the principal office of the Company at 10:00 a.m., local time not later than the thirtieth (30th) day after the Company First Offer Option Period shall have expired.

                      (c)      Sale to Third-Party Purchaser.

                               (i) If the First Offer Notice shall have been duly delivered, and the Offeree Stockholders and the Company together shall not have exercised the Stockholders' Right of First Offer and the Company's Right of First Offer to purchase all of the Offered Securities, the Offeror Stockholder may solicit Third-Party Offers to purchase all (but not less than all) of the Offered Securities and, so long as any sale of the Offered Securities made pursuant to a Third Party Offer that is (A) upon such terms, including price, and subject to such conditions as are, in the aggregate, no less favorable to the Offeror Stockholder than those set forth in the First Offer Notice; provided, however, that the price may be not less than 90% of the price set forth in the First Offer Notice (B) bona fide, (C) consummated within one hundred eighty (180) days from the expiration date of the Company First Offer Option Period, (D) if applicable, subject to any Tag-Along Right and (E) in accordance with clause (ii) below, such transfer may be

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         consummated without further restriction under this Article 17 and shall be a Permitted Transfer under this Agreement.

                               (ii) Offered Securities transferred by the Purchaser in accordance with clause (i) above shall remain, and the third-party purchaser shall agree to take and hold such Offered Securities, subject to all of the obligations and restrictions imposed upon the Purchaser by this Agreement. No transfer of Offered Securities to which the preceding sentence applies shall be effective unless and until the third-party purchaser shall have executed and delivered to the Company an appropriate instrument to the foregoing effect.

                           (d) Involuntary Transfers.

                               (i) If an Involuntary Transfer of any shares of Common Stock (the "Transferred Securities") owned by the Offeror Stockholder shall occur, each of the other stockholders of the Company shall have the same rights as specified in Sections 17(a) and (b) with respect to such Transferred Securities as if the Involuntary Transfer had been a proposed voluntary transfer by the Offeror Stockholder, except that (a) the Stockholders First Offer Option Period shall run from the date of receipt by the Company and such Stockholders of notice of the Involuntary Transfer, (b) the closing date of the sale shall be 90 days after the expiration of the Company's First Offer Option Period, (c) such rights shall be exercised by notice to the transferee of such Transferred Securities (the "Involuntary Transferee") rather than to the Offeror Stockholder and (d) the purchase price per Transferred Security shall be agreed to between the Involuntary Transferee and the Offeree Stockholders; provided however, that if such parties fail to agree as to such purchase price, the purchase price shall be the fair market value thereof as determined in accordance with paragraph (ii) below.

                               (ii) The fair market value of the Transferred Securities shall be determined by a panel of three independent appraisers, which shall be recognized investment banking firms or recognized experts experienced in the evaluation of corporations. Within fifteen (15) days after the notice to the Involuntary Transferee with respect to the exercise of the right to purchase the Transferred Securities, the Involuntary Transferee and the Board of Directors of the Company shall each designate one such appraiser that is willing and able to conduct such determination. If either of the Involuntary Transferee or the Board of Directors of the Company fails to make such designation within such period, the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of fifteen (15) days after the designation of the second appraiser, agree to designate a third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the fair market value of the Transferred Securities shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded. Such determination shall be final and binding on the Involuntary Transferee and the Offeree Stockholders and the Company. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it and the Offeree Stockholders and the Company shall be responsible for the fees and expenses of the appraiser designated by or on behalf of the Board. The Involuntary Transferee and the Offeree Stockholders and the Company shall each share half of the fees and expenses of the third party appraiser designated by the other appraisers.

                               (iii) The closing of any purchase under this paragraph (d) shall be held at the principal office of the Company at 10:00 o'clock A.M., local time, on the designated closing date or such other time and place as the parties to the transaction may agree.

                               (iv) In the event any of the provisions of this paragraph (d) shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Offeree Stockholders and the Company shall have the rights specified in this Section 17 with respect to any transfer by an Involuntary Transferee and each Stockholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Offeror Stockholder for purposes of this Section 17 of this Agreement and shall be bound by the provisions of this Section 17 and the other provisions of this Agreement. If an Involuntary Transfer of any shares of Common Stock owned by the Offeror Stockholder shall occur prior to the termination of this Agreement, such transferee in the Involuntary Transfer (and each of its transferees) shall have none of the rights of the Offeror Stockholder under this Agreement unless and until it complies with the provisions of Section 7(c).

                               (v) For the purposes of this Section 17, Involuntary Transfer means any Transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the shares of Common Stock owned by the Offeror Stockholder, including, without limitation, any seizure under levy of attachment or execution, any transfer, in connection with bankruptcy (whether pursuant to the filing of a voluntary or involuntary petition under the United States Bankruptcy Code of 1978, or any amendments thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a final decree of a court in a divorce action.

                           (e) The Company, the Fund and Co-Invest shall use
their best efforts to enter into a Stockholders Agreement (the "Stockholders Agreement"), with the Treinen Family Trust and the Neubauer Family Trust in which the Company, the Fund, Co-Invest, the Treinen Family Trust and the Neubauer Family Trust agree to grant the

Purchaser a right as an Offeree Stockholder substantially similar to the Stockholders' Right of First Offer set forth in this Section 17."

                  (G) The following shall be added in its entirety as Section
18:

                  "18. Legends. Each stock certificate representing the Shares shall bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  SPECIAL DEVICES, INCORPORATED (THE "COMPANY") IS A DELAWARE CORPORATION, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE DIRECTLY OR INDIRECTLY, SOLD, GIVEN, TRANSFERRED, ASSIGNED, CHARGED, MORTGAGED, HYPOTHECATED, PLEDGED OR ENCUMBERED OR OTHERWISE DISPOSED OF (WHETHER BY OPERATION
                  OF LAW OR OTHERWISE) WITHOUT COMPLIANCE
                  WITH THE PROVISIONS OF THAT CERTAIN
                  SUBSCRIPTION AGREEMENT, DATED AS OF
                  SEPTEMBER 7, 1998, AS AMENDED (THE
                  "SUBSCRIPTION AGREEMENT"), AMONG THE
                  COMPANY, PARIBAS PRINCIPAL INC., J.F. LEHMAN
                  EQUITY INVESTORS I, L.P. AND JFL CO-INVEST
                  PARTNERS I, L.P. A COPY OF SUCH AGREEMENT IS ON FILE AT THE REGISTERED OFFICES OF THE COMPANY. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE REGISTER OF THE STOCKHOLDERS OF THE COMPANY UNLESS AND UNTIL TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

                  2. No Other Amendments. Except as provided above, the Subscription Agreement shall remain in full force and effect. The execution of this Amendment is not a waiver by the Company, the Purchaser, the Fund or Co-Invest of any of the terms or provisions of the Subscription Agreement.

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                  3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

                                 SPECIAL DEVICES, INCORPORATED


                                 By: /s/ John T. Vinke
                                     -------------------------
                                     Name: John T. Vinke
                                     Title: Chief Financial Officer


                                 PARIBAS PRINCIPAL INC.


                                 By:/s/ Stephen Eisenstein
                                    ----------------------------
                                     Name: Stephen Eisenstein
                                     Title: Director


                                 J.F. LEHMAN EQUITY INVESTORS I, L.P.

                                 By: JFL Investors, L.L.C., Its General Partner


                                 By: /s/ Donald Glickman
                                     ---------------------------
                                     Name: Donald Glickman
                                     Title: Managing Director


                                 JFL CO-INVEST PARTNERS I, L.P.

                                 By: JFL Investors, L.L.C., Its General Partner

                                 By: /s/ Donald Glickman
                                     -----------------------------
                                     Name: Donald Glickman
                                     Title: Managing Director